AGREEMENT  OF  PURCHASE  AND  SALE  dated  as  of  May  7,  1998  (the
"Agreement"), among Intelligroup, Inc., a New Jersey corporation ("Intelligroup"), Intelligroup Europe Limited (No. 3205142), a corporation formed pursuant to the laws of England and Wales and a wholly-owned subsidiary of Intelligroup ("Sub"), and the shareholders of CPI Consulting Limited (No. 3316554), a corporation formed pursuant to the laws of England and Wales ("Consulting"), listed on Annex 1 hereto (collectively, the "Consulting Shareholders").

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of Intelligroup and Sub have determined that it is advisable and in the best interests of their respective shareholders for Sub to acquire the share capital of Consulting owned by the Consulting Shareholders (the "Consulting Capital") upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such acquisition, the Boards of Directors of Intelligroup and Sub have each approved the acquisition of the Consulting Capital by Sub (the "Acquisition"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, pursuant to the Acquisition, the Consulting Capital shall be acquired by Sub in exchange for the consideration set forth in Section 2.2 hereof upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Intelligroup, Sub and the Consulting Shareholders hereby agree as follows:

                                   ARTICLE 1.
                                   ----------

                                   DEFINITIONS
                                   -----------

         1.1. Defined Terms. As used herein, the terms below shall have the following meanings:

         "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreements Regarding Confidentiality and Proprietary Rights" means the Agreement substantially in the form of Exhibit A hereof.

         "Ancillary Agreements" means the Employment and Non-Compete Agreements, the Agreements Regarding Confidentiality and Proprietary Rights and all other agreements required hereunder to consummate the Acquisition.

         "Assets" means the right, title and interest of Consulting in and to its properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

               (a)  all Contracts and Contract Rights;

               (b)  all Fixtures and Equipment;

               (c)  all Books and Records;

               (d)  all Proprietary Rights;

               (e)  all Permits;

               (f)  all  cash,   accounts   receivable,   deposits  and  prepaid
expenses; and

               (g)  all goodwill.

         "Average Share Price" means, as of any date of determination, the average of the closing prices of Intelligroup Stock on the Nasdaq National Market as reported in the Wall Street Journal for the 20 trading days ending on the day which is three trading days prior to such date of determination.

         "Balance Sheet" means the balance sheet of Consulting as of the Balance Sheet Date.

         "Balance Sheet Date" means December 31, 1997.

         "Books and Records" means (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by Consulting or any of its Affiliates.

         "Business" means the business and operations of Consulting consisting of providing software utilities for the management of data and applications within large organizations.

         "Closing" has the meaning set forth in Section 2.1(b).

         "Closing Date" means the date of the Closing.

         "Companies Act 1985" means the Companies Act 1985 (as amended by the Companies Act 1989) (both being UK statutes).

         "Consents" means any and all Permits and any and all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

         "Consulting Financial Statements" means collectively, the Balance Sheet and the profit and loss account of Consulting for the ten-month period ended on the Balance Sheet Date, together with the report of Rickard Keen thereon, and the Management Accounts.

         "Contract Rights" means all rights and obligations under the Contracts.

         "Contracts" means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which Consulting is a party or by which Consulting or any of the Assets are bound or affected, whether written or oral.

         "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

         "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

         "Employees" means all officers and directors of Consulting and all other Persons employed by Consulting on a full or part-time basis as of the relevant date.

         "Employment and Non-Compete Agreements" means the Agreements dated as of April 27, 1998, among Intelligroup, Sub and each of the Consulting Shareholders (except for Robert Wilson).

         "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by Consulting or any of its predecessors or successors in interest, or by its agents, representatives, employees or independent contractors when acting in such capacity on behalf of Consulting. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by Consulting.

         "Environmental Laws" means all applicable federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, applicable United Kingdom environmental laws being any statute, rule, regulation, statutory instrument, treaty, directive, direction, decision, by-law, code of practice, circular, guidance note, order, notice, demand, injunction, rule of common law or statutory or common law, duty of care of (in each case) any governmental authority or agency or any regulatory or other body (whether in the United Kingdom or overseas) in relation to Environmental Conditions.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         "Facilities"  means  all  offices,  manufacturing  facilities,  stores,
warehouses,   administration   buildings  and  all  real  property  and  related
facilities used by Consulting all as identified or listed on Schedule 3.8.

         "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by Consulting wherever located and including any such Fixtures and Equipment in the possession of any of the suppliers or other vendors of Consulting.

         "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

         "Intelligroup Stock" means the common stock, par value $.01 per share, of Intelligroup.

         "knowledge" or "to the knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances.

         "Liability" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

         "Management Accounts" means the balance sheet of Consulting as of March 31, 1998 and the related statements of income, changes in shareholders' equity and cash flows, of Consulting for the three months then ended.

         "Material Adverse Effect" or "Material Adverse Change" or a similar phrase means, with respect to any Person, (a) any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations, of such Person, taken as a whole, or (ii) the right or ability of such Person to consummate any of the transactions contemplated hereby or (b) any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to such Person.

         "Permitted Encumbrances" means (a) liens for Taxes or governmental charges or claims (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by U.S. GAAP or U.K. GAAP, as applicable, shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by U.S. GAAP or U.K. GAAP, as applicable, shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, and (d) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of Consulting and do not materially detract from the value of the property upon which such encumbrance exists.

         "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets of such Person.

         "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

         "Proprietary Rights" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) other proprietary rights, (g) copies and tangible embodiments thereof (in whatever form or medium) and (h) licenses granting any rights with respect to any of the foregoing.

         "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

         "Related Party" means (i) any of Consulting's officers, directors and shareholders, and any officers, directors, partners, associates or relatives of such officers, directors and shareholders, and (ii) any Person in which Consulting or any Shareholder or any Affiliate, associate or relative of any such Person has any direct or indirect interest.

         "Representative" of any Person means any officer, director, principal, attorney, agent, employee or other representative of such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         "Taxes" mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, imposed by Inland Revenue or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

         "Trade  Secrets"  means all trade  secrets  and  confidential  business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information).

         "U.K.  GAAP"   means  generally  accepted   United  Kingdom  accounting
principles.

         "U.S. GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

         1.2.  Interpretation Provisions.

               (a)  The words  "hereof,"  "herein" and  "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

               (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

               (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

               (d)  The  captions  and  headings  of  this   Agreement  are  for
convenience of reference only and shall not affect the construction of this Agreement.

               (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

               (f) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                   ARTICLE 2.
                                   ----------

                                 THE ACQUISITION
                                 ---------------

         2.1.  The Acquisition.

               (a) Effective Time. At the Closing (as defined in Section 2.1(b) hereof), and subject to and upon the terms and conditions of this Agreement, each of the Consulting Shareholders agrees to sell to Sub, and Sub agrees to purchase from the Consulting Shareholders, the Consulting Capital.

               (b) Closing. Subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles 5 and 6, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Buchanan Ingersoll, 500 College Road East, Princeton, New Jersey, on the date hereof or (ii) at such other time, date or place as Intelligroup and the Consulting Shareholders may mutually agree.

         2.2.  Purchase Price.  At the Closing:

               (a)  Acquisition of Securities.

                    (i) The Consulting Shareholders shall receive 165,696 shares of validly issued, fully paid and nonassessable shares of restricted Intelligroup Stock and a contingent payment of up to (pound)1,513,200 in restricted Intelligroup Stock to be determined as set forth in subsection (ii).

                    (ii) Within 20 days after the completion of an audit of Consulting's financial statements for the year ended December 31, 1998, Intelligroup shall pay to the Consulting Shareholders, a contingent payment of up to (pound)1,513,200, such amount to be paid by the issuance of such number of shares of restricted Intelligroup Stock (as are calculated on a dollar/sterling conversion rate of $1.652/(pound)1) subject to the registration provisions set forth in Section 9.2, which when multiplied by the Average Share Price as of December 31, 1998, shall have a market value of the actual amount of payment due calculated as follows:

                         (A) three times the dollar value by which  Consulting's
pre-tax income exceeds (pound)563,200 up to pre-tax income of (pound)684,300 for the twelve months ended December 31, 1998; plus

                         (B) four times the dollar  value by which  Consulting's
pre-tax income exceeds (pound)684,300 up to pre-tax income of (pound)805,400 for the twelve months ended December 31, 1998; plus

                         (C) five and  one-half  times the dollar value by which
Consulting's pre-tax income exceeds (pound)805,400 for the twelve months ended December 31, 1998 (but no payment shall be due on any of Consulting's pre-tax income in excess of (pound)926,400).

         The Intelligroup Stock described in clauses (i) and (ii) above shall be "restricted" under SEC Rule 144 prior to the effective date of registration, but shall not be subject to any other restriction on transfer by contract.

         The shares of Intelligroup Stock issued in connection with the Acquisition pursuant to subsection (i) above are sometimes referred to herein as the "Acquisition Shares."

         In the event of (i) the merger or consolidation of Intelligroup with or into another entity where the shareholders of Intelligroup immediately prior to such transaction hold less than a majority of the voting shares of the surviving entity, or (ii) the sale of all or substantially all of the assets of Intelligroup, in either event prior to December 31, 1998, Intelligroup shall pay the Consulting Shareholders $1,000,000 in cash in lieu of such contingent payment as set above. Such payment shall be due upon the consummation of applicable transaction.

         Any contingent payment paid to the Consulting Shareholders herein shall be paid pro-rata based upon each individual shareholder's respective percentage interest in Consulting.

                    (iii) (A) Management of Consulting shall remain the same as in place as of the date hereof through December 31, 1998.

                         (B) Prior to December  31,  1998,  existing  Consulting
management shall have complete control over hiring and firing of consultants and no expenses of Intelligroup (including, for the avoidance of double, management charges) shall be allocated to Consulting during such period representing Intelligroup overhead or expenses or expenses relating to any employees or consultants not hired, or retained by Consulting, and Consulting shall not be merged with any other entity, except as mutually agreed to by Sub and Consulting management.

                         (C) During  such  period,  Consulting  shall only incur
such expenditures as are authorized by existing Consulting management, provided existing Consulting management exercises good faith in continuing to operate Consulting in the manner in which it has been operated to the date hereof.

                         (D) During such period,  existing Consulting management
shall keep Intelligroup and Sub apprised of proposed hiring of employees or consultants and major business decisions throughout.

                         (E) As soon as reasonably  practicable  after  December
31, 1998, existing Consulting management shall prepare and submit to Intelligroup and Sub the financial statements as of December 31, 1998 for Consulting, which statements shall state Consulting's pre-tax income for the twelve months ending December 31, 1998 and shall be subject to review by Intelligroup's auditors. The statements shall be prepared in a manner consistent with prior financial statements of Consulting.

                         (F) The parties agree that support revenues relating to
the PeopleSoft System Support Services which was introduced by Consulting during 1998, shall be dealt with as follows:

                         The  charges  for such  services  consist of an advance
payment which includes two elements:

                         (i) sign-on fee; and

                         (ii) 50 pre-paid  support  incident units at (pound)100
each.

                         The  accounting  treatment of the foregoing  will be as
follows:

                         (a) Full value of the sign-on fee shall be taken on the
month in which the support agreement is signed as it is not refundable and not associated with the services performed in the future. The expenses associated with the sign-on fee shall be incurred in the month in which such sign-on fee revenue is recognized.

                         (b) The value of the pre-paid  incident  units shall be
taken as and when the units are used by the client and additional units shall be treated in the same way.

                         (G) In the absence of an agreement  in writing  between
the Consulting Shareholders and Intelligroup within 30 business days after the Consulting Shareholder's delivery of each such financial statement either Intelligroup or the Consulting Shareholders may by notice in writing to the other require the 1998 pre-tax income of Consulting to be certified by a single independent chartered accountant or an independent firm of chartered accountants to be agreed upon between them or (in default of such agreement) to be selected (at the instance of either of them) by the President of the Institute of Chartered Accountants (the "ICS") in England and Wales, and any such chartered accountant or firm of chartered accountants (whose costs shall be paid as he or they shall direct) shall act as expert (and not as arbitrator) in connection with the giving of such certificate, which shall be binding. Any fees and expenses incurred in connection with the engagement of an independent chartered accountant or an independent firm of chartered accountants shall be the joint responsibility of Intelligroup and the Consulting Shareholders or, in the event a party elects to have such accountant(s) selected by the President of the ICS, such fees and expenses shall be the sole responsibility of the party making such election.

         2.3. Taking of Necessary Action; Further Action. Each of Intelligroup, Sub and the Consulting Shareholders will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Acquisition in accordance with this Agreement as promptly as practicable. If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement, to vest Sub with full right, title and possession to the Consulting Capital and to vest the Consulting Shareholders with full right, title and possession of the Acquisition Shares, the officers and directors of Intelligroup and the Consulting Shareholders immediately prior to the Closing are fully authorized to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3.
                                   ----------

          REPRESENTATIONS AND WARRANTIES OF THE CONSULTING SHAREHOLDERS
          -------------------------------------------------------------

         As an inducement of Intelligroup and Sub to enter into this Agreement, the Consulting Shareholders hereby make, jointly and severally, as of the date hereof, the following representations and warranties to Intelligroup and Sub, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to Intelligroup and Sub on or prior to the date hereof, a copy of which is attached hereto, except that the representations and warranties made in
Section 3.3 are made by each of the Consulting Shareholders as to his shares of Consulting Capital only and not jointly and severally. The Schedules are numbered to correspond to the various sections of this Article 3 setting forth certain exceptions to the representations and warranties contained in this
Article 3 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise), unless, and only to the extent, that it would fairly be understood to contain information which also is applicable to another representation and warranty in this Article 3.

         3.1. Organization of Consulting. Consulting is a corporation duly organized, validly existing and in good standing under the laws of England and Wales. Consulting has full corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it. Consulting is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect on Consulting. Each jurisdiction in which Consulting is qualified to do business as a foreign corporation is set forth in Schedule 3.1.

         3.2.  Capitalization of Consulting.

               (a) As of the date of this Agreement, the authorized share capital of Consulting is (pound)10,000 consisting of 10,000 ordinary shares of (pound)1 each, of which 100 ordinary shares of (pound)1 each are in issue.
Schedule 3.2 sets forth the name of each holder of shares of Consulting Capital, as well as the number of shares of Consulting Capital held by each such holder.

               (b) As of the date of this Agreement, a nominal number of ordinary shares of Consulting are reserved for issuance upon the exercise of outstanding options (the "Consulting Options"). By entering into this Agreement, the Consulting Shareholders hereby waive any rights they may have in respect of such Consulting Options, which shall be deemed to have lapsed. At the Closing, each of the Consulting Shareholders shall deliver all option agreements evidencing the Consulting Options, which agreements shall be deemed to be terminated as of the Closing Date.

               (c) Except for the Consulting Options referred to above, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Consulting.

               (d) All issued shares of Consulting Capital are validly issued, fully paid and nonassessable and not subject to any preemptive or other rights created by statute, Consulting's Articles of Association or Bylaws or any Contract or otherwise. The Consulting Capital has been issued in compliance with the Companies Act 1985.

               (e) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or right of any Person to cause any redemption of Consulting Capital or the merger or consolidation of Consulting with or into any other entity.

         3.3. Ownership of Consulting Capital; Title. The Consulting Capital held by the Consulting Shareholders are accurately set forth on Schedule 3.2 and all of such Consulting Capital is lawfully owned of record and beneficially owned by the Consulting Shareholders, free and clear of any Encumbrances. Except as set forth on Schedule 3.3 and 3.4, the Consulting Capital held by the Consulting Shareholders is not subject to any shareholder agreement, voting trust, proxy or other agreement or understanding with respect to or concerning the purchase, sale or voting of such Consulting Capital. Upon the Acquisition by Sub of the Consulting Capital presently held by the Consulting Shareholders, Intelligroup shall acquire good title to such Consulting Capital, free and clear of all Encumbrances.

         3.4. Shareholders' Agreements, Etc. Except as set forth on Schedule 3.4, there are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of Consulting.

         3.5. Authorization. Each of the Consulting Shareholders has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each of the Consulting Shareholders and is, and upon the execution and delivery thereof each Ancillary

Agreement to which it is a party will be, a valid and binding obligation of each of the Consulting Shareholders, enforceable against each of the Consulting Shareholders in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3.6. Officers and Directors. Schedule 3.6 contains a true, correct and complete list of all the officers and directors of Consulting.

         3.7.  Bank   Accounts.   Schedule   3.7  contains  a  list  of  all  of
Consulting's bank accounts, safe deposit boxes, and persons authorized to draw thereon or have access thereto.

         3.8.  Real Property.

               (a) General. Consulting has a revocable license to use all real property necessary for the conduct of its business as presently conducted.
Schedule 3.8 sets forth all such real property. Except as otherwise set forth on
Schedule 3.8, Consulting is not a party to any Leases of real property.

               (b) Owned Real Property. Consulting does not own any real property.

         3.9.  Personal Property.

               (a) General. Consulting owns or leases all personal property Assets necessary for the conduct of its business as presently conducted, and the personal property Assets (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its business as presently conducted.

               (b) Owned Personal Property. Consulting has good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property (except licenses of Proprietary Rights in the ordinary course of business), (ii) except as set forth on Schedule 3.9, there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and
(iii) there are no parties (other than Consulting) who are in possession of or who are using any such item of personal property.

               (c) Leased Personal Property. Consulting has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. Consulting is not a party to any Lease for personal property involving annual payments in excess of $25,000.

         With respect to each Lease listed on Schedule 3.9, (i) there has been no material default under any such Lease by Consulting or, to the knowledge of Consulting or any of the Consulting Shareholders, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of Consulting, is in full force and effect with respect to Consulting, and is enforceable against Consulting, in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by Consulting, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than Consulting without the consent of Consulting, under any such Lease that is material to Consulting, (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Lease that is material to Consulting and (vi) Consulting has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

         3.10. Environmental Matters.

               (a)  To   the   knowledge  of   the   Consulting    Shareholders,
Consulting is in material compliance with all Environmental Laws. To the knowledge of the Consulting Shareholders, neither Consulting, nor any of the Consulting Shareholders, has received any notice to the effect that, or otherwise has knowledge that, (i) Consulting is not in compliance in any material respect with, or is in violation of, any such Environmental Laws required thereunder or (ii) any currently existing circumstances are likely to result in a failure of Consulting to comply with, or a violation by Consulting of, any such Environmental Laws. Consulting does not handle or utilize Hazardous Substances in the operation of its Business.

               (b)  To  the  knowledge of the  Consulting  Shareholders,  (i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Facilities, and there have been no releases of any Hazardous Substances from any such underground tank or related piping and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding the reportable quantities as defined under federal or state law by Consulting on, upon or into the Facilities other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder.

               (c) To the knowledge of the Consulting Shareholders, there are no PCBs or asbestos-containing materials located at or on the Facilities.

         3.11. Contracts.

               (a)   Disclosure.   To   the    knowledge   of   the   Consulting
Shareholders, Schedule 3.11 sets forth a complete and accurate list of all of the Contracts of the following categories:

                    (i)  Contracts  not made in the ordinary course of business;

                    (ii) License agreements or royalty agreements, whether Consulting is the licensor or licensee thereunder;

                    (iii) Confidentiality and non-disclosure agreements (whether Consulting is the beneficiary or the obligated party thereunder);

                    (iv) Customer orders under which the customer is to make a payment after the date hereof of $10,000 or more;

                    (v)   Research,    consulting,   service   or   distribution
agreements;

                    (vi) Contracts or commitments involving future expenditures or Liabilities, actual or potential, in excess of $10,000 after the date hereof or otherwise material to the Business or the Assets;

                    (vii)  Contracts  or  commitments   relating  to  commission
arrangements with others;

                    (viii) Employment contracts, consulting contracts and severance agreements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of Consulting or (B) that will result in the payment by, or the creation of any Liability of Consulting, any of the Consulting Shareholders, Intelligroup or Sub to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                    (ix) Indemnification agreements;

                    (x)  Promissory  notes,   loans,   agreements,   indentures,
evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Consulting shall be the borrower, lender or guarantor thereunder (excluding credit provided by Consulting in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice);

                    (xi) Contracts containing covenants limiting the freedom of Consulting or any officer, director, Employee or Affiliate of Consulting, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

                    (xii)  Any  Contract  with  the  federal,   state  or  local
government or any agency or department thereof;

                    (xiii) Any Contract with a Related Party;

                    (xiv) Leases of real or personal property involving annual payments of more than $10,000; and

                    (xv) Any other Contract under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on Consulting, individually or in the aggregate.

         Complete and accurate copies of all of the Contracts listed on Schedule 3.11, including all amendments and supplements thereto, have been made available to Intelligroup. The Consulting Shareholders have included as part of Schedule
3.11 a brief summary of the material terms of each oral Contract.

               (b) Absence of Defaults. All of the Contracts are valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of Consulting Shareholders, threatened) Default or dispute. Consulting has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts. To the knowledge of the Consulting Shareholders, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Consulting or any of the Consulting Shareholders. None of the Consulting Shareholders has any reason to believe that the products or services called for by any executory Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will, upon performance by Consulting result in a loss to Consulting.

               (c) Product Warranty. To the knowledge of the Consulting Shareholders, Consulting has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to Liability for breach of warranty (whether covered by insurance or not) on the part of Consulting, with respect to services rendered prior to or on the Closing Date.

         3.12. No Conflict or Violation; Consents. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Consulting Shareholders with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of Consulting, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Consulting or any of the Consulting Shareholders is a party or by which Consulting or any of the
Consulting Shareholders is bound or to which any of its respective assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any Assets or the Business. No notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Consulting or any of the Consulting Shareholders in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         3.13. Permits. The operation of the Business does not require any Permits.

         3.14. Financial Statements; Books and Records.

               (a) Except for the Management Accounts in relation to Section 3.14(a)(i), (ii) and (iii), the Consulting Financial Statements:

                    (i) comply with the provisions of the Companies Act 1985 and all other relevant statutes;

                    (ii) have been prepared in accordance with U.K. GAAP consistently applied;

                    (iii) are complete  and  accurate in all material  respects;
and

                    (iv) show a true and fair view of the state of affairs of Consulting as at the Balance Sheet Date and of the profit or loss of the Consulting for the accounting period ended on that date.

               (b) The values placed on the current assets of Consulting in the Consulting Financial Statements are not in excess of their market values at the Balance Sheet Date nor their market values at the date of this Agreement.

               (c) To the knowledge of the Consulting Shareholders, the results shown by the Consulting Financial Statements were not materially affected by:

                    (i) transactions of a nature not usually undertaken by Consulting;

                    (ii) circumstances of an extraordinary, exceptional or non-recurring nature;

                    (iii) charges or credits relating to prior years; or

                    (iv) any change in the basis of accounting.

               (d) Consulting maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of audited financial statements in accordance with U.K. GAAP and Companies Act 1985 and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (e) The Books and Records, in reasonable detail, accurately and fairly reflect the activities of Consulting and the Business and have been provided to Intelligroup for its inspection.

               (f) To the knowledge of the Consulting Shareholders, Consulting has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records.

               (g) To the knowledge of the Consulting Shareholders, the stock records and minute books of Consulting that are made available to Intelligroup have been accurately and properly maintained and fully reflect all minutes of meetings, resolutions and other material actions and proceedings of their respective shareholders and boards of directors and all committees thereof, all issuances, transfers and redemptions of share capital of which Consulting and any of the Consulting Shareholders are aware and contain true, correct and complete copies of their respective Articles of Incorporation and Bylaws and all amendments thereto through the date hereof.

         3.15. Absence  of Certain  Changes  or  Events.  Except as set forth on
Schedule 3.15, since the Balance Sheet Date there has not been any:

               (a)  Material Adverse Change with respect to Consulting;

               (b) failure to operate the Business of Consulting in the ordinary course so as to use its commercially reasonable efforts to preserve its Business intact and to preserve the continued services of its Employees and the goodwill of customers and others having business relations with Consulting or their respective Representatives;

               (c) resignation or termination of any officer or Employee of Consulting, or any increase in the rate of compensation payable or to become payable to any officer, Employee or Representative of Consulting, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan (as defined below);

               (d) payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets of Consulting to, or entering into of any Contract with, any Related Party except (i) directors' fees and (ii) forgiveness of loans in the amounts and to the individuals set forth on Schedule 3.15;

               (e) sale, assignment, license, transfer or Encumbrance of any of the Assets of Consulting, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

               (f) new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice;

               (g) actual or threatened early termination of any material customer account or group of accounts;

               (h)  disposition  or  lapsing  of  any   Proprietary   Rights  of
Consulting, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

               (i) material change in accounting methods or practices by Consulting;

               (j) revaluation by Consulting of any of its Assets, including writing off notes or accounts receivable other than for which adequate reserves have been established;

               (k) damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Assets, the Business or the prospects of Consulting;

               (l) declaration, setting aside or payment of dividends or distributions in respect of any share capital of Consulting or any redemption, purchase or other acquisition of any equity securities of Consulting;

               (m) issuance or reservation for issuance by Consulting of, or commitment of it to issue or reserve for issuance, any share capital or other equity securities or obligations or securities convertible into or exchangeable for share capital or other equity securities;

               (n) increase, decrease or reclassification of the share capital of Consulting;

               (o) amendment of the Memorandum of Association or Articles of Association of Consulting;

               (p) capital expenditure or execution of any lease or any incurring of liability therefor by Consulting, involving payments in excess of $10,000 in the aggregate;

               (q) failure to pay any material obligation of Consulting when due;

               (r) cancellation of any indebtedness or waiver of any rights of substantial value to Consulting, except in the ordinary course of business and consistent with past practice;

               (s) indebtedness incurred by Consulting for borrowed money or any commitment to borrow money entered into by Consulting, or any loans made or agreed to be made by Consulting;

               (t) liability incurred by Consulting except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

               (u) payment, discharge or satisfaction of any Liabilities of Consulting other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Consulting Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

               (v) acquisition by Consulting of any equity interest in any other Person; or

               (w)  agreement by Consulting to do any of the foregoing.

         3.16. Liabilities. To the knowledge of the Consulting Shareholders, Consulting has no Liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) Liabilities which are reflected and properly reserved against in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date (all of which liabilities do not exceed $50,000 in the aggregate) and (iii) liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with U.K.
GAAP) set forth on Schedule 3.11 or which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business. None of the Liabilities described in this Section 3.16 relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any action, order writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions"). The reserves set forth on the Balance Sheet for liabilities are reasonable.

         3.17. Litigation. There is no Action, pending or, to the knowledge of the Consulting Shareholders, threatened (i) against, relating to or affecting Consulting, any of its Assets or any of its officers and directors as such, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent Consulting or any of the Consulting Shareholders from consummating the transactions contemplated hereby. To the knowledge of the Consulting
Shareholders, there is no basis for any Action, which if adversely determined against Consulting or any of the Consulting Shareholders, Consulting's directors or officers, or any other Person could reasonably be expected to result in a loss to Consulting, individually or in the aggregate, in excess of $10,000. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Consulting, its Business or any of its Assets.

         3.18. Labor Matters.

               (a) Consulting has only two Employees, Tim Fenner (director) and D. Roadnight (secretary). Neither of such Employees received any compensation for the period ended on the Balance Sheet Date. To the knowledge of the Consulting Shareholders, Consulting is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and none of them are engaged in any unfair labor practice.

               (b) To the knowledge of the Consulting Shareholders, Consulting has not entered into any severance or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of Intelligroup or Sub, Consulting to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement.

         3.19. Employee Benefit Plans. As of the Closing, Consulting shall neither operate nor be a participant in any pension arrangements. Consulting does not operate or participate in or have any legal or moral obligation to contribute to any permanent health insurance, private health provision, accident benefit or any other ancillary schemes or have any liability with respect to any such benefit, arrangement or scheme.

         3.20. Transactions with Related Parties. Except for employment agreements and other compensation arrangements disclosed on Schedule 3.20, to the knowledge of the Consulting Shareholders, no Related Party has (a) borrowed or loaned money or other property to Consulting which has not been repaid or returned, (b) any contractual or other claims, express or implied, of any kind whatsoever against Consulting or (c) any interest in any property used by Consulting.

         3.21. Compliance with Law. To the knowledge of the Consulting Shareholders, Consulting has conducted the Business in material compliance with all applicable Regulations and Court Orders. Neither Consulting, nor any of the Consulting Shareholders, has received any notice to the effect that, or has otherwise been advised that, Consulting is not in compliance with any such Regulations or Court Orders, and none of the Consulting Shareholders has any reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

         3.22. Intellectual Property.

               (a)  General.  Consulting   does   not  hold  or use any  patent,
patent application, trademark, tradename, service mark, copyright or mask work.

               (b) Adequacy. The Proprietary Rights of Consulting are all those necessary for the normal conduct of the Business as presently conducted and as presently contemplated.

               (c) Royalties and Licenses. Except as set forth on Schedule 3.22, Consulting has no obligation to compensate any Person for the use of any of its Proprietary Rights nor, except in the ordinary course of business, has Consulting granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

               (d) Ownership. Consulting owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of Consulting by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

               (e) Absence of Claims. Neither Consulting nor any of the Consulting Shareholders (A) has received any notice alleging, or otherwise has knowledge of facts that might give rise to, invalidity with respect to any of the Proprietary Rights of Consulting or (B) has received any notice of alleged infringement of any rights of others due to any activity by Consulting. To the knowledge of the Consulting Shareholders, Consulting's use of its Proprietary Rights in its past, current and planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person (i) has notified Consulting or any of the Consulting

Shareholders that it is claiming any ownership of or right to use any of Consulting' Proprietary Rights or (ii) is infringing upon any such Proprietary Rights in any way.

         3.23. Intentionally Omitted.

         3.24. Insurance. Schedule 3.24 contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which Consulting is the owner, insured or beneficiary. All of such policies are sufficient for (i) compliance with all Regulations and all of the Contracts, (ii) covering all reasonably foreseeable damage to and liabilities or contingencies relating to Consulting' conduct of the Business and
(iii) providing replacement cost insurance coverage for all of the Assets, Fixtures and Equipment of Consulting and all leasehold improvements. Consulting is not in default under any of such policies or binders, and none of them has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to any of the Consulting Shareholders upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by Consulting through the Closing Date.

         3.25. Accounts Receivable. The accounts and notes receivable reflected in the Balance Sheet, and all accounts or notes receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for services performed or other charges arising on or before the date of recording thereof, and all the services performed which gave rise to said accounts were performed in accordance with the applicable orders, Contracts or customer requirements. To the knowledge of the Consulting Shareholders, all such receivables are fully collectible in the ordinary course of business except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Balance Sheet and additions to such reserves as reflected on the Books and Records.

         3.26. Customers. Schedule 3.26 sets forth a complete and accurate list of the names and addresses of the ten customers who purchased from Consulting the greatest dollar volume or services during its last fiscal year and last fiscal quarter, showing the approximate total sales in dollars to each such customer during such fiscal year and quarter. Since the Balance Sheet Date, there has been no Material Adverse Change in the business relationship of Consulting with any customer named on Schedule 3.26.

         3.27. Brokers; Transaction Costs. Neither Consulting nor any of the Consulting Shareholders has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Intelligroup, Sub, Consulting or any of the Consulting Shareholders to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         3.28. No Other Agreements to Sell Consulting or the Assets. Neither Consulting nor any of the Consulting Shareholders has any legal obligation, absolute or contingent, to any other Person to sell the Assets (other than Inventory in the ordinary course of business) or to sell any capital stock of Consulting or to effect any merger, consolidation or other reorganization of Consulting or to enter into any agreement with respect thereto, except pursuant to this Agreement.

                                   ARTICLE 4.
                                   ----------

             REPRESENTATIONS AND WARRANTIES OF INTELLIGROUP AND SUB
             ------------------------------------------------------

         As an inducement of the Consulting Shareholders to enter into this Agreement, except as set forth on the Intelligroup Schedule of Exceptions attached to this Agreement, Intelligroup represents and warrants to the Consulting Shareholders as follows, which representations and warranties are, as of the date hereof, true and correct:

         4.1. Organization. Intelligroup is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Intelligroup has full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, the assets owned or leased by it. Intelligroup is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect on Intelligroup. Sub is a corporation duly organized, validly existing and in good standing under the laws of England and Wales.

         4.2.  Capitalization.

               (a) There are 25,000,000 shares of Intelligroup Stock authorized under its Articles of Incorporation, 11,993,697 of which were issued and outstanding as of February 28, 1998; 5,000,000 authorized shares of Preferred Stock, $.01 par value, of Intelligroup ("Intelligroup Preferred Stock" and together with the Intelligroup Stock, the "Intelligroup Securities") authorized under its Articles of Incorporation, none of which were issued and outstanding. Intelligroup has no other stock authorized, issued or outstanding.

               (b) As of December 31, 1997, there were (i) 1,450,000 shares of Intelligroup Stock reserved for issuance upon the exercise of options granted or available for grant under the Intelligroup Option Plan (the "Intelligroup Options"), (ii) Intelligroup Options representing the right to purchase an aggregate of 1,079,992 shares of Intelligroup Stock outstanding and (iii) 370,008 shares of Intelligroup Stock available for future grants of Intelligroup Options.

               (c) Except for the Intelligroup Options and shares of Intelligroup Preferred Stock listed above, and except for director options and warrants exercisable for not more than 140,000 shares, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of
Intelligroup. Except as set forth above, no shares of capital stock of Intelligroup are reserved for issuance.

               (d) All shares of Intelligroup Stock to be issued hereunder will be validly issued, fully paid and nonassessable and not subject to any preemptive rights created by statute, Intelligroup's Certificate of Incorporation or Bylaws or any Contract.

               (e) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan or pending proposal for any redemption of stock of Intelligroup or any merger or consolidation of Intelligroup with or into any other entity.

               (f)  The  authorized   share   capital  of  Sub consists of 1,000
ordinary shares of(pound)1 each of which 2 shares are in issue and are held by Intelligroup.

         4.3. Authorization. Each of Intelligroup and Sub has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Intelligroup and Sub, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which each of Intelligroup and Sub is a party will be, a valid and binding obligation of each of Intelligroup and Sub enforceable against each of Intelligroup and Sub in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         4.4. No Conflict or Violation; Consents. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Intelligroup or Sub with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of Intelligroup's or Sub's governing documents to the extent applicable, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Intelligroup or Sub is a party or by which Intelligroup or Sub is bound or to which any of their respective assets are subject, (c) violate any Regulation or Court Order applicable to Intelligroup or Sub or (d) impose any Encumbrance on any assets of Intelligroup or Sub. Except as set forth on Schedule 4.4, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Intelligroup or Sub in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         4.5. Reports and Financial Statements. Intelligroup has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act (collectively, the "SEC Reports"), and has previously made available to Consulting true and complete copies of all such SEC Reports. Such SEC Reports, as of their respective dates, complied in all materials respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Intelligroup, including the notes thereto, included in the SEC Reports have been prepared in accordance with U.S. GAAP consistently applied and fairly present the consolidated financial condition of Intelligroup as at the dates thereof and consolidated results of operations and cash flows for the periods then ended.

         4.6.  Absence  of Certain  Changes  or  Events.  Except as set forth on
Schedule 4.6, since the Balance Sheet Date, there has not been any fact, event, circumstance or change affecting or relating to Intelligroup and its subsidiaries which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Intelligroup (an "Intelligroup Material Adverse Effect"), including:

               (a) any litigation (whether criminal or civil), arbitration or reference of any dispute or disagreement with an expert or any alternative dispute resolution process (apart from routine debt collection) and there are no facts or circumstances known to the management of Intelligroup likely to give rise to such litigation, arbitration, referenced or any alternative dispute resolution process;

               (b) receipt of written notification from any customer or supplier that such customer or supplier intends to cease to do business with Intelligroup or to substantially reduce its existing level of business with Intelligroup;

               (c) receipt of written notification from SAP, Oracle or any similar licensor that Intelligroup's license with such licensor is to be terminated;

               (d)  receipt  of  written notification from any officer or senior
employee  of  Intelligroup   that  they  are  to  leave  their  employment  with
Intelligroup or have dismissed such senior employee or officer;

               (e) entering into any contract other than in the ordinary course of business or acquired any material interest in another corporation or unincorporated business; or

               (f)  entering  into  an  arrangement  or   composition  with  its
creditors in any form whatsoever;

provided, however, that an Intelligroup Material Adverse Effect shall not include any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions, stock market or industry conditions generally.

         4.7.  S-3   Eligibility.    Intelligroup   satisfies   the   registrant
requirements set forth in the general instructions for use of Form S-3 under the Securities Act.

         4.8. Certain Securities Law Representations. Intelligroup has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, Consulting and the business and prospects of Consulting which it deems necessary to evaluate the merits and risks related to its investment in the Consulting Capital and to verify the information received, and Intelligroup's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its receipt of such shares.

                                   ARTICLE 5.
                                   ----------

             CONDITIONS TO THE CONSULTING SHAREHOLDERS' OBLIGATIONS
             ------------------------------------------------------

         The   obligations  of  the  Consulting   Shareholders   to  effect  the
Acquisition and complete the related transactions contemplated by this Agreement are subject, in the discretion of the Consulting

Shareholders, to the satisfaction, on or prior to the Closing Date, of each of the following conditions or the waiver of such conditions by the Consulting
Shareholders:

         5.1. Representations, Warranties and Covenants. All representations and warranties of Intelligroup and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Intelligroup and Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to the Consulting Shareholders a certificate signed by a senior officer of Intelligroup and Sub to the foregoing effect ("Intelligroup Closing Certificate").

         5.2. Consents. All Consents, approvals and waivers from governmental authorities and other parties necessary to permit Intelligroup and Sub to consummate the Acquisition as contemplated hereby and by the Ancillary
Agreements shall have been obtained. The Consulting Shareholders shall be satisfied that all approvals required under any Regulations to permit
Intelligroup and Sub to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained.

         5.3. No Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements. There shall not be any Regulation or Court Order that makes the acquisition of the Consulting Capital contemplated hereby illegal or otherwise prohibited.

         5.4. Closing Documents. Intelligroup shall have delivered to the Consulting Shareholders the documents and other items described in Section 7.2 and such other documents and items as the Consulting Shareholders may reasonably require.

                                   ARTICLE 6.
                                   ----------

               CONDITIONS TO INTELLIGROUP'S AND SUB'S OBLIGATIONS
               --------------------------------------------------

      The obligations of Intelligroup and Sub to effect the Acquisition and complete the related transactions contemplated by this Agreement are subject, in the discretion of Intelligroup and Sub, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, or the waiver of such conditions by Intelligroup and Sub:

         6.1. Representations, Warranties and Covenants. All representations and warranties of the Consulting Shareholders contained in this Agreement shall be true and correct at and as of the Closing Date and the Consulting Shareholders shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to Intelligroup and Sub a certificate signed by the Consulting Shareholders to the foregoing effect (each, a "Shareholder's Closing Certificate").

         6.2. Consents. All Consents, approvals and waivers from governmental authorities and other parties necessary to permit the Consulting Shareholders to consummate the Acquisition as contemplated hereby and by the Ancillary Agreements and for the operation of the Business after the Closing (including all required third party consents under the Contracts) shall have been obtained. Intelligroup and Sub shall be satisfied that all approvals required under any Regulations to permit the Consulting Shareholders to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained.

         6.3. No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage Intelligroup, the Assets or the Business materially if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of Intelligroup to own, operate or transfer Consulting after the Closing. There shall not be any Regulation or Court Order that makes the acquisition of the Consulting Capital contemplated hereby illegal or otherwise prohibited or that otherwise may have a Material Adverse Effect on Consulting.

         6.4. Closing Documents. The Consulting Shareholders shall have delivered to Intelligroup and Sub the documents and other items described in
Section 7.1 and such other documents and items as Intelligroup and Sub may reasonably require.

         6.5. Exemption under Federal and State Securities Laws. The issuance of shares of Intelligroup Stock in the Acquisition shall not violate any federal or state securities laws.

         6.6. Balance Sheets. Except as set forth on Schedule 6.6, on the Closing Date, immediately prior to the Closing, there shall be no indebtedness on Consulting's balance sheet other than payables and accrued expenses incurred by Consulting in the ordinary course of business consistent with past practice. In addition, the aggregate amount of cash, cash equivalents and accounts receivable on Consulting's balance sheet as of the Closing Date shall exceed its accounts payable.

         6.7. Shareholder Consent. The Consulting Shareholders shall have executed the Consulting Shareholder's Consent and shall have taken all further actions related to the due authorization of the Acquisition as may be required under applicable law.

         6.8. Delivery of Certificates. The Consulting Shareholders shall have delivered to Intelligroup and Sub duly executed stock transfer forms in favor of Sub, together with the Certificate or Certificates representing shares of Consulting Capital held by the Consulting Shareholders.

         6.9. Board of Directors Approval. The Acquisition shall have been approved by appropriate action of the Board of Directors of Intelligroup and Sub.

         6.10. Tax Matters.

               (a) No new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting Consulting shall have been made after the date of this Agreement without the prior written consent of Intelligroup, which consent shall not be unreasonably withheld.

               (b) The Consulting Shareholders surrendering Certificates on the Closing Date shall have provided Intelligroup and Sub with (i) all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this Agreement, together with evidence satisfactory to Intelligroup and Sub that such transfer taxes and charges have been paid by the Consulting Shareholders, and (ii) a clearance certificate or similar document(s) which may be required by any state taxing authority to relieve Intelligroup of any obligation to withhold any portion of the payments to the Consulting Shareholders pursuant to this Agreement.

         6.11. Material Adverse Change. There shall not have been any Material Adverse Change of Consulting.

                                   ARTICLE 7.
                                   ----------

                                     CLOSING
                                     -------

         On the Closing Date at the place of Closing:

         7.1. Deliveries by the Consulting Shareholders to Intelligroup and Sub. The Consulting Shareholders shall deliver (or cause to be delivered) to Intelligroup and Sub:

               (a) the Ancillary Agreements, duly executed by each party thereto other than Intelligroup and Sub;

               (b) any Consents required to be obtained by the Consulting Shareholders;

               (c)  the Shareholder's Closing Certificates;

               (d) an opinion of Gould & Ratner, U.S. counsel to the Consulting Shareholders, dated as of the Closing Date, in a form reasonably satisfactory to Intelligroup;

               (e) an opinion of Hewitson, Becke + Shaw, U.K. counsel to the Consulting Shareholders, dated as of the Closing Date, in a form reasonably satisfactory to Intelligroup;

               (f) the Consulting Shareholder Consent duly executed by the Consulting Shareholders;

               (g) duly executed transfers in respect of the Consulting Capital in favour of Sub;

               (h) the share certificates relating to the Consulting Capital (or an indemnity for lost share certificates in a form reasonably satisfactory to Sub);

               (i)  the statutory books of Consulting written up to date;

               (j) the books of unissued share certificates and the common seals, if any, of Consulting;

               (k) all available prints of the memoranda and articles of association of Consulting;

               (l) a waiver of pre-emption rights by CPI Resources Limited, the majority shareholder of Consulting;

               (m) cancelled option agreements relating to the Consulting Options; and

               (n) such other documents and certificates duly executed as may reasonably be requested by Intelligroup or Sub prior to the Closing Date.

         7.2. Deliveries by Intelligroup. Intelligroup shall deliver to the Consulting Shareholders, or any other appropriate Persons:

               (a) the Ancillary Agreements to which Intelligroup or Sub is a party, duly executed by them;

               (b)  any Consents required to be obtained by Intelligroup;

               (c)  the Intelligroup Closing Certificate;

               (d) an opinion of Buchanan Ingersoll, counsel to Intelligroup, dated as of the Closing Date, in a form reasonably satisfactory to the Consulting Shareholders;

               (e) the Acquisition Shares to be issued to the Consulting Shareholders surrendering Certificates on the Closing Date; and

               (f) such other documents and certificates duly executed as may reasonably be requested by Consulting or the Consulting Shareholders prior to the Closing Date.

                                   ARTICLE 8.
                                   ----------

                   INDEMNIFICATION OF CONSULTING SHAREHOLDERS,
                   -------------------------------------------

                              INTELLIGROUP AND SUB
                              --------------------

         8.1. Survival of Representations, Etc. All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed to be representations and warranties by such party hereunder. The representations and warranties contained herein shall survive the Closing Date (and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein or made hereunder, may be asserted at any time before the date which shall be) until December 31, 1998; provided, however, the Consulting Shareholders' representations and warranties set forth in Section 3.3 (Shareholders' Ownership of Stock) shall survive the Closing Date in perpetuity. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         8.2.  Indemnification.

               General.
               --------

               (a) Subsequent to the Closing, except as to the representations and warranties set forth in Section 3.3 which representations and warranties are made solely by each such Consulting Shareholder, as applicable, the Consulting Shareholders shall, jointly and severally, indemnify Intelligroup, its Affiliates, and each of their respective, officers, directors, employees, shareholders and agents ("Intelligroup Indemnified Parties") against, and hold each of the Intelligroup Indemnified Parties harmless from any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, diminution of value, response action, removal action or remedial action (collectively "Damages") incurred by any such Intelligroup Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of any of the Consulting Shareholders contained in this Agreement or any schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of Consulting or any such holder pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, that the indemnity provisions set forth in this Section 8.2(a) shall not become effective until such time as the Damages exceed $25,000.

               (b) Subsequent to the Closing, Intelligroup shall indemnify each of the Consulting Shareholders and their respective heirs and assigns ("Shareholder Indemnified Parties"), against, and hold each of the Shareholder Indemnified Parties harmless from, any Damages incurred by such Shareholder Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of Intelligroup or Sub contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of Intelligroup or Sub pursuant to this Agreement or in connection with the transactions contemplated hereby at such time; provided, however, that the indemnity provisions set forth in this Section 8.2(b) shall not become effective until Damages exceed $25,000.

         The term "Damages" as used in this Section 8.2 is not limited to matters asserted by third parties against the Shareholder Indemnified Parties or Intelligroup Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims. Notwithstanding the foregoing, none of the parties hereto shall be liable for any special, indirect, incidental or consequential Damages.

         It is understood and agreed that each of the Consulting Shareholders shall not be liable for Damages on all matters taken in the aggregate asserted under this Section 8.2 in excess of the value (at Closing) of one-half of the shares of Intelligroup Stock delivered to each such Consulting Shareholder hereunder. In the event that the Consulting Shareholders opt to satisfy any Claim (as defined below) with shares of Intelligroup Stock, such shares shall be valued at the greater of (i) the Average Share Price at the Closing Date or (ii) the Average Share Price at the date on which a Claim is made.

         8.3. No Right of Contribution. After the Closing, the Consulting Shareholders shall not have any right of contribution against Intelligroup or Sub for any breach of any representation, warranty, covenant or agreement of Consulting. The remedies described in this Article 8 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue.

         8.4. Procedure for Claims. If a claim for Damages (a "Claim") is to be made under Article 8 by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party") shall give written notice (a "Claim Notice") to the indemnifying person (the "Indemnifying Party") as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under Section 8.2. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party demonstrates actual material damage caused by such failure. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party Claim"), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying Party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense, (1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this
Section 8.4, the Indemnified Party may, at its own cost and
expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section 8.4 within 10 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise and settlement of such Third-Party Claim. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 8.4 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

                                   ARTICLE 9.
                                   ----------

                                  MISCELLANEOUS
                                  -------------

         9.1.  Certain   Securities   Laws   Representations.   The   Consulting
Shareholders represent as follows with respect to the Acquisition Shares to be acquired in connection with the Acquisition:

               (a) Such person has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Acquisition Shares;

               (b) Such person is receiving such shares for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby;

               (c) Such person has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, Intelligroup and the business and prospects of Intelligroup which it deems necessary to evaluate the merits and risks related to its investment in such shares and to verify the information received, and such person's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its receipt of such shares;

               (d) Such person's financial condition is such that it can afford to bear the economic risk of holding the shares for an indefinite period of time and has adequate means for providing for such person's current needs and contingencies and to suffer a complete loss of its investment in such shares;

               (e)  All   information   that  such   person  has   provided   to
Intelligroup concerning itself and its financial position is correct and complete; and

               (f) Such person has been advised that, subject to the registration provisions set forth in Section 9.2, (i) Intelligroup's issuance of shares to the Consulting Shareholders will not have been registered under the Securities Act, (ii) such shares may need to be held indefinitely, and such person must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act and (vi) a restrictive legend in the following form shall be placed on the certificates representing such shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY INTELLIGROUP, INC., INTELLIGROUP, INC. SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

         9.2. Registration of Intelligroup Shares. Intelligroup agrees to register the shares of restricted Intelligroup Stock being distributed to the Consulting Shareholders pursuant to Section 2.2 by (i) filing a registration statement on Form S-3 ("Form S-3") with respect to 165,696 shares of Intelligroup Stock twenty-one (21) days after the Closing Date and using its best efforts to have such registration statement become effective as soon as practicable, (ii) filing a Form S-3 with respect to one-half of the total amount of shares of Intelligroup Stock issued in connection with the contingent payment as soon as possible after issuance of such shares, but in no event later than seven days after the issuance of such shares and using its best efforts to have such registration statement become effective as soon as practicable, and (iii) filing a Form S-3 with respect to the remaining half of the shares of Intelligroup stock issued in connection with the contingent payment no later than December 31, 1999 and using its best efforts to have such registration statement become effective as soon as practicable.

         9.3. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Consulting Shareholders without the prior written consent of Intelligroup, or by Intelligroup or Sub without the prior written consent of the Consulting Shareholders.

         9.4. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

         If to the Consulting Shareholders, to the addresses as set forth on Annex 1 hereto.

         With a copy to:

                  Hewitson, Becke + Shaw
                  Stuart House
                  City Road
                  Peterborough PE11QF
                  United Kingdom
                  Fax:  011-44-1733-898060
                  Attention:   Jason Williams, Esq.

         If to Intelligroup:

                  Intelligroup, Inc.
                  517 Route One South
                  Iselin, New Jersey 08830
                  Fax:  (732) 750-1880
                  Attention:   Alan Ziegler, General Counsel

         If to Sub:

                  Del Monte House London Road
                  Staines TW184JD
                  United Kingdom
                  Fax:  011-44-1784-412023
                  Attention:   John Sanchez

         With a copy to:

                  Buchanan Ingersoll
                  500 College Road East
                  Princeton, New Jersey 08540
                  Fax:  (609) 520-0360
                  Attention:   David J. Sorin, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         9.5. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New Jersey except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern and in respect of such matters the parties hereby submit to the authority of the courts of such jurisdiction.

         9.6. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         9.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.9. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         9.10. Expenses. Each party will be liable for its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, however, Intelligroup agrees to pay an amount, not to exceed $30,000, to the advisors of the Consulting Shareholders.

         9.11. Publicity. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, Intelligroup shall be permitted to make any public statement without obtaining the consent of any other party hereto if (i) the disclosure is required by law and (ii) Intelligroup has first used its reasonable efforts to consult with (but not to obtain the consent of) the other parties about the form and substance of such disclosure.

         9.12. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in Article 8 hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                      INTELLIGROUP, INC.,
                                      a New Jersey corporation



                                      By:/s/ Ashok Pandey
                                         ---------------------------------------

                                      Its: Co-Chairman of the Board of Directors
                                          --------------------------------------


                                      INTELLIGROUP EUROPE LIMITED,
                                      a United Kingdom corporation



                                      By:/s/ Ashok Pandey
                                         ---------------------------------------

                                      Its: Director
                                          --------------------------------------




                                      CPI CONSULTING LIMITED SHAREHOLDERS



                                      /s/ Bandele Attah
                                      ------------------------------------------
                                      Bandele Attah



                                      /s/ Paul Grant
                                      ------------------------------------------
                                      Paul Grant



                                      /s/ Richard M. Lucy
                                      ------------------------------------------
                                      Michael J. Hirst, signed by Richard
                                      Michael Lucy as Attorney for Michael John
                                      Hirst



                                      /s/ Richard M. Lucy
                                      ------------------------------------------
                                      Richard M. Lucy



                                      /s/ Christopher J.J. Smith
                                      ------------------------------------------
                                      Christopher J.J. Smith



                                      /s/ Robert J. Wilson
                                      ------------------------------------------
                                      Robert J. Wilson